Exhibit 99.1

JOINT FILING AGREEMENT

This will confirm the agreement by and between the undersigned that the statement on Schedule 13D (the “Schedule”) filed on or about this date to which this Agreement is an exhibit, is being filed by and on behalf of each of the undersigned.  Each of the undersigned hereby acknowledges that pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each person on whose behalf the Schedule is filed (i) is responsible for the timely filing of such Schedule and any amendments thereto and the completeness and accuracy of the information concerning such person contained therein, and (ii) is not responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated:  January 21, 2014

ZINK ACQUISITION HOLDINGS INC.

By:	/s/ Ted W. Beneski
	Name:	Ted W. Beneski
	Title:	Chairman of the Board

NEW STAR METALS INC.

By:	/s/ Ted W. Beneski
	Name:	Ted W. Beneski
	Title:	Chairman of the Board

NEW STAR METALS HOLDINGS LLC

By:	/s/ Ted W. Beneski
	Name:	Ted W. Beneski
	Title:	Chairman of the Board

NEW STAR METALS RESOURCES LLC

By:	/s/ Ted W. Beneski
	Name:	Ted W. Beneski
	Title:	Chairman of the Board

INSIGHT EQUITY II LP

By:	Insight Equity GP II LLC

By:	/s/ Ted W. Beneski
	Name:	Ted W. Beneski
	Title:	Chief Executive Officer

INSIGHT EQUITY GP II LLC

By:	/s/ Ted W. Beneski
	Name:	Ted W. Beneski
	Title:	Chief Executive Officer

INSIGHT EQUITY (CV) II LLC

By:	/s/ Ted W. Beneski
	Name:	Ted W. Beneski
	Title:	Chief Executive Officer

INSIGHT EQUITY HOLDINGS LLC

By:	/s/ Ted W. Beneski
	Name:	Ted W. Beneski
	Title:	Chief Executive Officer